SECURITIES  PURCHASE  AGREEMENT

     THIS SECURITIES PURCHASE AGREEMENT (the "Agreement"), dated April 3, 2002, is entered into by and among Tangible Asset Galleries, Inc., a corporation formed under the laws of the State of Nevada (the "Company"), and Silvano DiGenova, an individual resident of the State of California (the "Insider"). All capitalized terms used herein and not specifically defined herein shall have the same meanings as ascribed thereto in the Securities Purchase Agreement (the "Stanford Securities Purchase Agreement") dated of even date herewith by and among the Company, the Insider and Stanford Venture Capital Holdings, Inc., a corporation formed under the laws of the State of Delaware ("Stanford").

                           R  E  C  I  T  A  L  S

     WHEREAS, the Company and the Insider are executing and delivering this Agreement in reliance upon the exemptions from registration provided by Regulation D promulgated under the Securities Act of 1933, as amended (the "Securities Act"), and/or Section 4(2) of the Securities Act;

WHEREAS, the Insider wishes to purchase, and the Company wishes to issue and sell, upon the terms and conditions of this Agreement in consideration for the cancellation of $1,100,000 of debt due and payable to the Insider by the Company (the "Insider Debt"), (A) 400,000 shares of the Company's Series B $1.00 Convertible Preferred Stock (the "Series B Preferred Stock"), the terms of which are as set forth in the Certificate of Designation attached as Exhibit A to the Stanford Securities Purchase Agreement, (B) warrants to purchase in the aggregate 4,000,000 shares (the "Warrants") of the Company's common stock, US$.001 par value per share, the terms of the Warrant are set forth in the Form of Warrant attached as Exhibit B to the Stanford Securities Purchase Agreement, and (C) 7,000 shares of the Company's Series C Convertible Preferred Stock, with a stated value of $100 per share (the "Series C Preferred Stock"; such shares of the Series B Preferred Stock and the Series C Preferred Stock so purchased, the "Insider Preferred Shares"), the terms of which are as set forth in the Certificate of Designation attached as Exhibit F to the Stanford Securities Purchase Agreement;

NOW, THEREFORE, in consideration of the premises and of the agreements set forth below, the parties hereby agree as follows:

     1.     PURCHASE  AND  SALE.

     a. SHARES AND WARRANTS TO BE PURCHASED AND SOLD. On the First Closing Date, the Company agrees to sell, transfer, convey, assign and deliver to the Insider, the Insider Preferred Shares and the Warrants free and clear of all liens, claims and encumbrances in consideration for the cancellation of the Insider Debt hereinafter set forth.

b. CANCELLATION OF INSIDER DEBT. Upon the terms and subject to the conditions set forth in this Agreement, in exchange for the Insider Preferred Shares and the Warrants, the Insider hereby agrees to cancel the Insider Debt and release the Company, its shareholders, directors, and officers from all actions, causes of action, suits, and arbitrations relating to, or in connection with, the payment by the Company of the Insider Debt.

c. CLOSING DATE. The closing shall occur on the First Closing Date (the "Closing"). The Closing will be subject to and conditional upon (i) the closing of the transactions contemplated by the Stanford Securities Purchase Agreement, and (ii) the satisfaction or waiver of the conditions precedent set forth in Sections 5 and 6 of the Stanford Securities Purchase Agreement.

d. DELIVERY OF SHARES AND WARRANT. At the Closing, the Company will deliver to the Insider, certificates registered in the name of the Insider, representing the Insider Preferred Shares and a Warrant substantially in the form of the Form of Warrant attached as Exhibit B to the Stanford Securities Purchase Agreement. The Company will be responsible for, and will pay any applicable sales taxes and transfer taxes arising in connection with the transactions contemplated by this Agreement.

     2. REPRESENTATIONS AND WARRANTIES BY THE INSIDER. The Insider represents and warrants to the Company as follows:

a. EXECUTION, DELIVERY, AUTHORIZATION, APPROVAL AND PERFORMANCE OF AGREEMENT. The execution and delivery by each Insider of this Agreement and his performance hereunder does not and will not conflict with or constitute a default, breach or violation under any provision of applicable law or regulation or of any agreement, judgment, injunction, order, decree or other instrument binding upon the Insider or to which his properties is subject. This Agreement when executed and delivered by the Insider will constitute the legal, valid and binding agreement of the Insider and is enforceable in accordance with its terms.

b.     INVESTMENT  REPRESENTATION:

(i) The Insider represents that he is acquiring the Insider Preferred Shares (including any other securities into which such Insider Preferred Shares are convertible into or exchangeable for) and the Warrant (collectively, the "Purchased Securities") for his own account for investment only and not with a view towards distribution or resale, and agrees not to sell, transfer, pledge, hypothecate or otherwise dispose of, or offer to dispose of, the Purchased
Securities, unless the Purchased Securities have been registered under the Securities Act and applicable state securities laws or such registration is not required in the opinion of counsel for the Insider reasonably acceptable to the Company. The Insider understands that any routine sale of the Purchased Securities made in reliance upon Rule 144 promulgated under the Securities Act can be made only in accordance with the terms and conditions of Rule 144 and further, that in case Rule 144 is not applicable to any sale of the Purchased Securities, resale thereof may require compliance with some other exemption under the Securities Act prior to resale. The Insider understands that certificates for the Insider Preferred Shares and the shares of common stock underlying the Warrant issued pursuant to this Agreement shall bear the following legend:

     "THESE SECURITIES (INCLUDING ANY UNDERLYING SECURITIES) HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THE SECURITIES UNDER SAID ACT OR AN OPINION OF COUNSEL OR OTHER EVIDENCE REASONABLY SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION SHALL NO LONGER BE REQUIRED."

      (ii) The Insider represents that (a) he is subscribing for the Insider Preferred Shares and the Warrant after having made adequate investigation of the business, finances and prospects of the Company, (b) he has been furnished any information and materials relating to the business, finances and operation of the Company and any information and materials relating to the offer and sale of the Insider Preferred Shares and the Warrant which he has requested and (c) he has been given an opportunity to make any further inquiries desired of the management and any other personnel of the Company and has received satisfactory responses to such inquiries.

(iii) The Insider represents that he in an "accredited investor," as that term is defined in Regulation D, as amended, under the Securities Act and that he possesses such knowledge and experience in financial and business matters that he is capable of evaluating the merits and risks of an investment in the Insider Preferred Shares and the Warrant and of making an informed investment decision.

2.     MISCELLANEOUS.

a. AMENDMENTS, ETC. No amendment of any provision of this Agreement shall in any event be effective unless the amendment shall be in writing and signed by the Company, Stanford, and the Insider, and no waiver nor consent to any departure by any party therefrom shall in any event be effective unless such waiver or consent shall be in writing and signed by the party waiving or consenting to such provision, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

b. NOTICES, ETC. All notices and other communications provided for hereunder shall be in writing (including telegraphic, facsimile, telex or cable communication) and mailed, telegraphed, telecopied, telexed, cabled or delivered:


     If  to  the  Company: Tangible  Asset  Galleries,  Inc.
     3444  Via  Lido
     Newport  Beach,  California  92663
     Attention:  Michael  Haynes,  President
     Telephone:   (949)  566-0021
     Facsimile:   (949)  566-1943

     with a copy to: Gersten, Savage, Kaplowitz, Wolf & Marcus, LLP 101 East 52nd Street, 9th Floor
     New  York,  NY  10022
     Attention:  Arthur  S.  Marcus,  Esq.
     Telephone:   (212)  752-9700
     Facsimile:   (212)  813-9768

     if  to  the  Insider:  Silvano  DiGenova
     32001  Pacific  Coast  Highway
     Laguna  Beach,  California  92651
     Telephone:   (949)  499-6525
     Facsimile:    (949)  566-1943


or, as to any such party, at such other address as shall be designated by such party in a written notice to the other parties.

     c. NO WAIVER; REMEDIES. No failure on the part of the Insider or the Company to exercise, and no delay in exercising, any right under this Agreement shall operate as a waiver thereof; nor shall any single or partial exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

d. SURVIVAL OF AGREEMENTS, ETC. The representations, warranties, covenants and provisions contained in this Agreement shall survive the date hereof and the purchase of the Insider Preferred Shares and the Warrant by the Insider hereunder.

e SEVERABILITY OF PROVISIONS. Any provision of this Agreement which is prohibited or unenforce-able in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforce-ability without invalidating the remaining provisions hereof or thereof or affecting the validity or enforceability of such provision in any other jurisdiction.

f. BINDING EFFECT; GOVERNING LAW. This Agree-ment shall be binding upon and inure to the benefit of the Company and the Insider and their respective successors and assigns, except that neither the Company nor the Insider may assign this Agreement, or the rights or obligations hereunder, without the prior written consent of the other parties to this Agreement. This Agreement shall be governed by, and construed in accordance with, the laws of the State of California applicable to agreements and instruments executed and performed in the State of California. It is expressly acknowledged that Stanford is a third-party beneficiary, but has no obligations whatsoever, under this Agreement.

g. EXECUTION IN COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute but one and the same agreement.

     IN  WITNESS  WHEREOF,  the  parties  have  duly  executed  this  Agreement.


                              TANGIBLE  ASSET  GALLERIES,  INC.



                              By: /s/ Michael Haynes
                                   Michael  Haynes,  President



                              /s/ Silvano DiGenova
                                  Silvano  DiGenova,  an  individual